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                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          -----------------------------
                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                          -----------------------------
                         FIRSTAR BANK OF MINNESOTA, N.A.
               (Exact name of Trustee as specified in its charter)

A National Banking Association                             41-0122055
(State of incorporation if                     (IRS Employer Identification No.)
    not a national bank)
                              101 East Fifth Street
                           Corporate Trust Department
           St Paul, Minnesota                                 55101
(Address of principal executive offices)                    (Zip Code)

                         FIRSTAR BANK OF MINNESOTA, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (612) 229-2600
         (Exact name, address and telephone number of agent for service)
                          -----------------------------
                               Grand Casinos, Inc.
               (Exact name of obligor as specified in its charter)

               Minnesota                                    41-1689535
      (State of incorporation or               (IRS Employer Identification No.)
       other jurisdiction)

                               Grand Casinos, Inc.
                                130 Cheshire Lane
                           Minnetonka, Minnesota 55305
                                 (612) 574-4000
               (Address of principal executive offices) (Zip Code)
                          -----------------------------
                        9% Series B Senior Notes due 2004
                         (Title of Indenture securities)





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Item 1.   General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                       Comptroller of the Currency
                       Treasury Department
                       Washington, DC

                       Federal Deposit Insurance Corporation
                       Washington, DC

                       The Board of Governors of the Federal Reserve System Washington, DC

         (b)     The Trustee is authorized to exercise corporate trust powers.

                                    GENERAL

Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None
          See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-7 are incorporated by reference from filing 333-37723.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2.   a.   A copy of the certificate of the Comptroller of
                            Currency dated June 1, 1965, authorizing Firstar
                            Bank of Minnesota, N. A. to act as fiduciary.

                       b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to


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                               Firstar Bank of Minnesota, N.A.

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve
                     Board.

          Exhibit 4. Copy of the By-Laws of the trustee as now in effect.

          Exhibit 5. Copy of each Indenture referred to in Item 4.

          Exhibit 6. The consent of the trustee required by Section 321(b)
                     of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 27th day of October, 1997.

                   FIRSTAR BANK OF MINNESOTA, N.A.


          [SEAL]
                   /s/ FRANK P. LESLIE III
                   -------------------------------------------
                   Frank P. Leslie III
                   Vice President